            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer - Social security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.


--------------------------------------------------------------
                                  Give the Social
For this type of account:         Security Number of --
--------------------------------------------------------------
1.  An individual's               The individual
    account

2.  Two or more                   The actual owner of the
    individual (joint             account or, if combined
    account)                      funds, the first individual
                                  on the account(1)

3.  Husband and wife              The actual owner of the
    (joint account)               account, or if joint funds,
                                  either person(1)

4.  Custodian account of a        The minor(2)
    minor (Uniform Gift to
    Minors Act)

5.  Adult and minor (joint        The adult or, if the minor is
    account)                      the only contributor, the
                                  minor(1)

6.  Account in the name           The ward, minor, or
    of guardian or                incompetent person(3)
    committee for a
    designated ward,
    minor, or incompetent
    person

7.  a.  A revocable               The grantor trustee(1)
        savings trust
        account (in which
        grantor is also
        trustee)


    b.  Any "trust"               The actual owner(1)
        account that is not
        a legal or valid
        trust under State
        law


--------------------------------------------------------------
                                  Give the Social
For this type of account:         Security Number of --
--------------------------------------------------------------
8.  Sole proprietorship           The owner(4)
    account

9.  A valid trust, estate, or     The legal entity (do not
    pension trust                 furnish the identifying
                                  number of the personal
                                  representative or trustee
                                  unless the legal entity itself
                                  is not designated in the
                                  account title(5))

10. Corporate account             The corporation

11. Religious, charitable         The organization
    or educational
    organization account

12. Partnership account           The partnership
    held in the name of the
    business

13. Association, club, or         The organization
    other tax-exempt
    organization

14. A broker or registered        The broker or nominee
    nominee

15. Account with the              The public entity
    Department of
    Agriculture in the
    name of a public entity
    (such as a state or local
    government, school
    district, or prison) that
    receives agricultural
    program payments
--------------------------------------------------------------


(1)  List first and circle the name of the person whose number you furnish.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner. If the owner does not have an employer identification number, furnish the owner's social security number.
(5) List first and circle the name of the legal trust, estate, or pension trust.


Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     Page 2

Obtaining a Number

If you don't have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for resident individuals). Form SS-4, Application for Employer Identification Number (for business and all other entities), or Form W-7 for International Taxpayer Identification Number (for alien individuals required to file U.S. tax returns), at an office of the Social Security Administration or the Internal Revenue Service.

To complete Substitute Form W-9, if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part I, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

Payees Exempt from Backup Withholding

Unless otherwise noted herein, all references below to section numbers or to regulations are references to the Internal Revenue Code and the regulations promulgated thereunder.

Payees specifically exempted from backup withholding on ALL payments include the following:
 .  A corporation.
 .  A financial institution.
 .  An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7).
 .  The United States or any agency or instrumentality thereof.
 .  A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
 .  A foreign government or a political subdivision, agency or instrumentality thereof.
 .  An international organization or any agency, or instrumentality thereof.
 .  A registered dealer in securities or commodities registered in the United
   States or a possession of the United States.
 .  A real estate investment trust.
 .  A common trust fund operated by a bank under section 584(a).
 .  An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
 .  An entity registered at all times during the tax year under the Investment
   Company Act of 1940.
 .  A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
 . Payments to nonresident aliens subject to withholding under section 1441. . Payments to partnerships not engaged in a trade or business in the United
   States and which have at least one nonresident partner.
 .  Payments of patronage dividends where the amount received is not paid in money.
 .  Payments made by certain foreign organizations.
 .  Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:
 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if (i) this interest is $600 or more, and (ii) the interest is paid in the course of the payer's trade or business and (iii) you have not provided your correct taxpayer identification number to the payer.
 .  Payments of tax-exempt interest (including exempt-interest dividends under section 852).
 .  Payments described in section 6049(b)(5) to nonresident aliens.
 .  Payments on tax-free covenant bonds under section 1451.
 .  Payments made by certain foreign organizations.
 .  Payments made to a nominee.

Exempt payees described above should file a Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

Privacy Act Notices - Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the number whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Failure to Report Certain Dividend and Interest Payments. -- If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income and such failure is due to negligence, a penalty of 20% is imposed on any portion of an underpayment attributable to the failure.

(3) Civil Penalty for False Statements With Respect to Withholding. -- If you make false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to penalty of $500.

(4) Criminal Penalty for Falsifying Information. -- If you falsify certifications or affirmations, you are subject to criminal penalties including fines and/or imprisonment.

                  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                   CONSULTANT OR THE INTERNAL REVENUE SERVICE


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